Exhibit 10.8

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

LICENSE AGREEMENT

between

MEDIMMUNE, LIMITED

and

KINIKSA PHARMACEUTICALS, LTD.

Dated as of December 21, 2017

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	GRANT OF RIGHTS	17

2.1	Grants to Licensee	17

2.2	Sublicenses	18

2.3	Retention of Rights; Limitations Applicable to License Grants	18

2.4	Licensed Patent Rights Transfer;	19

2.5	Maintencance of In-License Agreements	19

2.6	Completeness of Technology	19

2.7	Exclusivity	20

ARTICLE 3	PURCHASE AND SALE OF ASSETS	20

3.1	Purchase and Sale of Assets	20

3.2	Excluded Assets	20

3.3	Assumed Liabilities	20

3.4	Excluded Liabilities	20

ARTICLE 4	DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES; TECHNOLOGY TRANSFER	21

4.1	Development	21

4.2	Regulatory Activities	22

4.3	Commercialization	23

4.4	Statements and Compliance with Applicable Law	24

4.5	Manufacturing	24

4.6	Subcontracting	24

4.7	Technology Transfer	25

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Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

4.8	Cost of MedImmune Support	26

4.9	Disclosure of Excluded Technology	26

ARTICLE 5	PAYMENTS AND RECORDS	27

5.1	Upfront Payment	27

5.2	Milestones	27

5.3	Royalties	29

5.4	Mode of Payment; Offsets	31

5.5	Taxes	31

5.6	Anti-Tax Evasion	32

5.7	Interest on Late Payments	32

5.8	Financial Records	33

5.9	Audit	33

5.10	Audit Dispute	33

ARTICLE 6	INTELLECTUAL PROPERTY	34

6.1	Ownership of Intellectual Property	34

6.2	Maintenance and Prosecution of Patents	34

6.3	Enforcement of Patents	35

6.4	Infringement Claims by Third Parties	37

6.5	Invalidity or Unenforceability Defenses or Actions	38

6.6	Third Party Patent Rights	39

6.7	Product Trademarks	39

ARTICLE 7	CONFIDENTIALITY AND NON-DISCLOSURE	40

7.1	Confidentiality Obligations	40

7.2	Permitted Disclosures	41

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

7.3	Use of Name	42

7.4	Public Announcements	42

7.5	Return of Confidential Information	43

7.6	Privileged Communications	43

ARTICLE 8	REPRESENTATIONS AND WARRANTIES	44

8.1	Mutual Representations and Warranties	44

8.2	Additional Representations and Warranties of MedImmune	45

8.3	Additional Representations and Warranties of Licensee	47

8.4	Disclaimer of Warranties	48

8.4	DISCLAIMER OF WARRANTIES	48

8.5	ADDITIONAL WAIVER	48

8.6	Anti-Bribery and Anti-Corruption Compliance	48

ARTICLE 9	INDEMNITY	50

9.1	Indemnification of MedImmune	50

9.2	Indemnification of Licensee	51

9.3	Indemnification Procedures	51

9.4	Special, Indirect and Other Losses	53

9.5	Insurance	53

ARTICLE 10	TERM AND TERMINATION	54

10.2	Termination	54

10.3	Rights in Bankruptcy	55

10.4	Consequences of Termination	56

10.6	Accrued Rights; Surviving Obligations	58

ARTICLE 11	MISCELLANEOUS	58

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

11.1	Force Majeure	58

11.2	Export Control	59

11.3	Assignment	59

11.4	Severability	60

11.5	Dispute Resolution	60

11.6	Governing Law	62

11.7	Notices	62

11.8	Entire Agreement; Amendments	63

11.9	English Language	63

11.10	Equitable Relief	64

11.11	Waiver and Non-Exclusion of Remedies	64

11.12	No Benefit to Third Parties	64

11.13	Further Assurance	64

11.14	Relationship of the Parties	65

11.15	Non-Solicitation of Employees	65

11.16	References	65

11.17	Construction	65

11.18	Counterparts	66

SCHEDULES

Schedule 1.39                                            Exclusive Licensed Patents

Schedule 1.56                                            In-License Agreements

Schedule 1.74                                            Non-Exclusive Licensed Patents

Schedule 1.104                                     Transition Activites

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Schedule 3.1                                                   Purchased Assets

Schedule 8.2.3                                         Actions/Notices related to Exclusive Licensed Patents as at the Effective Date

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Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into effective as of December 21, 2017 (the “Effective Date”) by and between MedImmune, Limited, a limited liability company duly authorized and existing under the laws of England and Wales (“MedImmune”) and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (“Licensee”).  MedImmune and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MedImmune owns and controls certain intellectual property rights with respect to the Licensed Compound (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, MedImmune wishes to grant a license to Licensee, and Licensee wishes to take a license, under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set out below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.                            “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.2.                            “Agreement” has the meaning set out in the preamble.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.3.                            “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.4.                            “Applicable Law” means applicable federal, state, regional, local or foreign laws, statues, codes or ordinance, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, including all decisions of any Courts having the effect of law in each such jurisdiction, that may be in effect from time to time, including the FFDCA and the Anti-Corruption Laws.

1.5.                            “Arbitrators” has the meaning set out in Section 11.5.2.

1.6.                            “Assumed Liabilities” has the meaning set out in Section 3.3.

1.7.                            “Auditor” has the meaning set out in Section 5.10.

1.8.                            “Bioequivalent” means, a biological product that (i) is highly similar to the Licensed Product notwithstanding minor differences in clinically inactive components; and (ii) has no clinically meaningful differences between the biological product and the Licensed Product in terms of the safety, purity, and potency.

1.9.                            “Biologics License Application” or “BLA” means a Biologics License Application submitted to the FDA under subsection (a) or (k) of Section 351 of the FFDCA or any corresponding foreign application in the Territory, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe (including Great Britain) with respect to the mutual recognition or any other national approval.

1.10.                     “Biosimilar Product” means with respect to a Licensed Product, a therapeutic product that (i) contains as an active ingredient any [***], (ii) is Bioequivalent to such Licensed Product, and (iii) is [***].

1.11.                     “Board of Directors” has the meaning set out in the definition of Change of Control.

1.12.                     “Breaching Party” has the meaning set out in Section 10.2.2.

1.13.                     “Business Day” means a day other than a Saturday or Sunday or a day on which commercial banking institutions in London, England or New York, NY USA are required to be closed.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.14.                     “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.15.                     “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.16.                     “Change of Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

(i)                                     any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all shares of capital stock or other equity interests if such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors or similar governing body (“Board of Directors”);

(ii)                                  such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction;

(iii)                               such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates; or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

(iv)                              the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change of Control: (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.17.                     “Combination Product” means a Licensed Product that is comprised of or contains the Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose/unit or as separate doses/units in a single package.

1.18.                     “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a Licensed Product, including activities related to Manufacturing for commercial sale, marketing, promoting, distributing and importing such Licensed Product and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.19.                     “Commercialization Plan” has the meaning set out in Section 4.3.2.

1.20.                     “Commercially Reasonable Efforts” means, with respect to the performance of Development, Commercialization and Manufacturing activities with respect to the Licensed Compound or a Licensed Product by Licensee, the carrying out of such activities using efforts and resources comparable to [***].  For purposes of the above, all relevant factors as measured by the facts and circumstances at the time such efforts are due shall be taken into account, including, as applicable and without limitation, mechanism of action; efficacy and safety; product profile; actual or anticipated Regulatory Authority approved labeling; the nature and extent of market exclusivity (including patent coverage, proprietary position and regulatory exclusivity); costs; time required for and likelihood of obtaining Regulatory Approval; expected competitive position of any such Licensed Product vis-à-vis other therapies that have been or are reasonably expected to be developed, marketed and sold or used for the same or similar indications; the presence of third-party Intellectual Property that is reasonably expected to impact the marketability of any such products; regulatory landscape; anticipated pricing and reimbursement for any such Licensed Product; and actual or projected profitability.

1.21.                     “Confidential Information” has the meaning set out in Section 7.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.22.                     “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other Intellectual Property, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 3), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other Intellectual Property as provided for herein without violating the terms of any agreement with any Third Party.

1.23.                     “Controlling Party” has the meaning set out in Section 6.5.

1.24.                     “Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

1.25.                     “Cover” means, when referring to a Licensed Compound or Licensed Product with respect to a Patent, that, in the absence of a license granted to a Person under a claim included in such Patent, the practice by such Person of a specified activity with respect to such Licensed Compound or Licensed Product would infringe such claim.

1.26.                     “[***]” means the [***].

1.27.                     “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Biologics License Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.

1.28.                     “Development Plan” shall mean the [***] rolling plan for the Development of the Licensed Product for Commercialization in the Field in the Territory, which plan shall include the overall strategies and estimated timelines for Developing and submitting Regulatory Approvals for such Product within such [***] period in the Field in the Territory (inclusive of planned pre-clinical research and clinical development directed to the Licensed Product).

1.29.                     “Dispute” has the meaning set out in Section 11.5.

1.30.                     “Dollars” or “$” means United States Dollars.

1.31.                     “Effective Date” has the meaning set out in the preamble hereto.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.32.                     “EMA” means the European Medicines Agency and any successor agency thereto.

1.33.                     “Enforcing Party” has the meaning set out in Section 6.3.2.

1.34.                     “European Union” means the economic, scientific and political organization of member states as it is constituted as of the Effective Date.

1.35.                     “Excluded Liabilities” has the meaning set out in Section 3.4.

1.36.                     “Excluded Technology” means certain materials and know-how relating to MedImmune’s [***], and certain related trade secrets.

1.37.                     “Exclusive Licensed Technology” means the Exclusive Licensed Patents and the Exclusive Licensed Know How.

1.38.                     “Exclusive Licensed Know How” means all Information Controlled by MedImmune or any of its Affiliates as of the Effective Date that solely and/or exclusively relates to, the Licensed Compound or a Licensed Product (including without limitation, any Information sublicensed under [***]). For clarity, Exclusive Licensed Know How excludes the Excluded Technology and Non-Exclusively Licensed Know How.

1.39.                     “Exclusive Licensed Patents” means the (i) Patents listed on Schedule 1.39, which include without limitation, the Patents in-licensed under [***], (ii) all patent applications filed either from and claiming priority to the foregoing patents, patent applications or provisional applications of clause (i) or filed from an application claiming priority to any of the patent applications in this clause (ii), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) all patents that have issued or in the future issue from the foregoing patent applications; and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.40.                     “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of a compound or product.  “Exploitation” means the act of Exploiting a compound, product or process.

1.41.                     “FDA” means the United States Food and Drug Administration and any successor agency thereto.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.42.                     “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.43.                     “Field” means all human diagnostic, prophylactic and therapeutic uses.

1.44.                     “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country; provided that the following shall not constitute a First Commercial Sale: (i) any sale to an Affiliate or licensee (unless the Affiliate or licensee is the last entity in the distribution chain of the Licensed Product), or (ii) any transfers of a Licensed Product without consideration or for nominal consideration for use in any clinical trial, or for any bona fide charitable, compassionate use or indigent patient program purpose where Licensed Products are sold at or below cost of goods sold or as a sample.

1.45.                     “FTE” means the equivalent of the work of one employee full time for one year consisting of at least a total of [***] weeks or [***] hours per year (excluding vacations and holidays).  For purposes of clarity, no one person shall be permitted to account for more than one FTE.

1.46.                     “FTE Rate” means $[***] per FTE per year.

1.47.                     “Governmental Entity” means any court, tribunal, arbitrator, Regulatory Authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.

1.48.                     “Government Official” means (i) any Person employed by or acting on behalf of a Governmental Entity, (ii) any political party, party official or candidate, (iii) any Person who holds or performs the duties of an appointment, office or position created by custom or convention, or (iv) any Person who holds himself out to be the authorized intermediary of any of the foregoing.

1.49.                     “IND” means (i) an investigational New Drug Application (as defined in the FFDCA and the regulations promulgated thereunder) or any successor application or procedure required to be filed with the FDA for authorization to commence clinical studies; (ii) its equivalent in other countries or regulatory jurisdictions before beginning clinical testing of a therapeutic product in humans in such country or region; and (iii) all supplements and amendments that may be filed with respect to the foregoing.

1.50.                     “Indemnification Claim Notice” has the meaning set out in Section 10.3.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.51.                     “Indemnified Party” has the meaning set out in Section 9.3.1.

1.52.                     “Indication” means [***] Regulatory Approval (e.g., [***] such as (i) [***]; or (ii) [***], is not deemed to be a new indication for the purposes of this Agreement.

1.53.                     “Information” means all technical, scientific and other know-how and inventions, discoveries, improvements, information, trade secrets, business methods, knowledge, technology, means, methods, techniques, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, customer lists, cell lines, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and tangible or intangible information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.54.                     “Infringement” has the meaning set out in Section 6.3.1.

1.55.                     “Initiation” means, with respect to a clinical study, the first dosing of the first human subject in such clinical study.

1.56.                     “In-License Agreements” means the licenses and other agreements entered into prior to the Effective Date by and between MedImmune or any of its Affiliates, on the one hand, and one (1) or more Third Parties on the other hand, that are necessary for, or were used in the Exploitation of the Licensed Compound and Licensed Product, and are listed on Schedule 1.56 (including without limitation, [***]).

1.57.                     “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) Patents; (ii) Information; (iii) all works of authorship, copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world and all goodwill associated therewith; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

1.58.                     “Inventory” means the Licensed Compound and Licensed Product in its physical form as manufactured and currently stored by MedImmune, including without limitation, all non-cGMP drug substance, all cGMP drug substance, all finished drug

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

product (including without limitation, placebo product), all process intermediates (including without limitation, the reference standards and cells lines), GMCSFRa surrogate antibodies (i.e., Licensed Compound that is not Mavriliumumab) and corresponding cell lines expressing such antibodies, analytical reagents, development cell banks, master and working cell banks, and cell lines to the extent related to the Licensed Compound or Licensed Product, the details and amounts of which is set out in Schedule 3.1.

1.59.                     “Invoiced Sales” has the meaning set out in the definition of “Net Sales.”

1.60.                     “Issuing Party” has the meaning set out in Section 7.4.2.

1.61.                     “Knowledge” means the actual knowledge after performing a reasonably diligent investigation.

1.62.                     “Liability” means any and all debts, liabilities and obligations, whether known or unknown, asserted or unasserted, determinable or otherwise, accrued or fixed, absolute or contingent, liquidated or unliquidated, incurred or consequential, or matured or unmatured, including, without limitation, those arising under any Applicable Law, Litigation, order, or contract.

1.63.                     “Licensee Intellectual Property” means (i) all Intellectual Property, including any inventions, discoveries, Information, developments or modifications, whether or not patentable, that (a) are [***] related to the Licensed Compound or a Licensed Product for the Exploitation thereof [***], and (b) that are necessary to Develop, Manufacture, or Commercialize any Licensed Product, and (c) that are actually used during the Term by Licensee or its Affiliates in connection therewith, and (ii) all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled and/or created by Licensee or any of its Affiliates or its or their Sublicensees for the Exploitation of the Licensed Compound and Licensed Product(s) after the Effective Date.

1.64.                     “Licensee Representatives” has the meaning set out in Section 8.6.1.

1.65.                     “Licensed Compound” means (i) Mavrilimumab, a human monoclonal antibody targeting Granulocyte-Macrophage Colony Stimulating Factor Receptor Alpha (GMCSFRa) also known at MedImmune as CAM3001, and (ii) any other GMCSFRa antagonist Covered by one or more claims within the Licensed Patents.

1.66.                     “Licensed Formulation Patents” means any Patent claiming priority to U.S. patent application serial no. [***] related to the Licensed Compound [***].  For clarity, Licensed Formulation Patents are included in Non-Exclusive Licensed Patents, unless Licensee exercises the Option in Section 2.1(iii), in which case Licensed Formulation Patents are included in the Exclusive Licensed Patents.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.67.                     “Licensed Know How” means the Exclusive Licensed Know How and the Non-Exclusive Licensed Know How.

1.68.                     “Licensed Patents” means the Exclusive Licensed Patents and the Non-Exclusive Licensed Patents.

1.69.                     “Licensed Product” means any product that is comprised of or contains the Licensed Compound.

1.70.                     “Licensed Product Agreement” means, with respect to a Licensed Product, any agreement entered into by and between Licensee or any of its Affiliates or its or their Sublicensees, on the one hand and one (1) or more Third Parties, on the other hand, that is necessary or reasonably useful for the Exploitation of such Licensed Product in the Field in the Territory, including (i) any agreement pursuant to which Licensee, its Affiliates or its or their Sublicensees receives any license or other rights to Exploit such Licensed Product, (ii) supply agreements pursuant to which Licensee, its Affiliates or its or their Sublicensees obtain or will obtain quantities of such Licensed Product, (iii) clinical trial agreements, (iv) contract research organization agreements, and (v) service agreements.

1.71                        “Licensed Technology” means the Exclusive Licensed Technology and Non-Exclusive Licensed Technology.

1.71.                     “Licensee” has the meaning set out in the preamble hereto.

1.72.                     “Licensee Representatives” has the meaning set out in Section 8.6.1.

1.73.                     “Litigation” means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, inquiry, demand letter, judicial, arbitration or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Entity, arbitrator or other tribunal.

1.74.                     “Losses” has the meaning set out in Section 9.1.

1.75.                     “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.76.                     “Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement that would, if it were

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

publicly known, in the reasonable view of MedImmune, have a material adverse effect on MedImmune or on the reputation of MedImmune because of its relationship with Licensee.

1.77.                     “MedImmune” has the meaning set out in the preamble hereto.

1.70                        “MedImmune Regulatory Documentation” means Regulatory Documentation Controlled by MedImmune or any of its Affiliates as of the Effective Date relating to, but not exclusively relating to, the Licensed Compound or Licensed Product in the Field in the Territory.

1.71                        “Net Sales” means, with respect to a Licensed Product for any period, the gross amounts invoiced by the Licensee or its Affiliates to Third Parties or Sublicensees for sales of the Licensed Product in the Territory (the “Invoiced Sales”), less the following deductions:

(i)                                     trade, quantity, governmental or cash discounts, credits, adjustments or allowances, including those granted on account of price adjustments, billing errors, sales returns, rejected goods or damaged goods or goods otherwise not in saleable condition;

(ii)                                  rebates and chargebacks allowed, given or accrued (including cash, Medicare, Medicaid, governmental and managed care rebates, hospital or other buying group chargebacks, and governmental taxes in the nature of a rebate based on usage levels or sales of the Licensed Product);

(iii)                               credits or allowances given or made for rejection, recall, return or wastage replacement of the Licensed Product;

(iv)                              taxes, duties or other governmental charges levied on or measured by the billing amount for Licensed Product (not offset or refunded, except in the case of value added taxes) assessed on the sale of the Licensed Product;

(v)                                 any other similar and customary deductions that are consistent with U.S. GAAP; and

(vi)                              charges or allowances for transportation costs, customs, distribution expenses, special packaging and related insurance charges, freight and insurance charges, taken in accordance with Purchaser’s standard practices, which charges or allowance will in no event exceed [***] of the amount arrived at after application of items (i) to (v) above.

For the avoidance of doubt, (a) in the case of any sale or other disposal of a Licensed Product between or among Licensee and its Affiliates for resale, invoiced sales and Net

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Sales shall be calculated only on the amount invoiced on the first arm’s length sale thereafter to a Third Party; and (b) Net Sales shall not be imputed to transfers of Licensed Product (I) without consideration or for nominal consideration for use in any clinical trial or any other human studies reasonably necessary to comply with any Applicable Law or regulation or any request by a Regulatory Authority, (II) for any bona fide charitable, compassionate use or indigent patient or other similar program purpose where Licensed Products are sold at or below cost of goods sold, or (III) in commercially reasonable quantities as samples for promotional purposes.

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Licensed Product that contains the same Licensed Compound(s) as such Combination Product as its sole active ingredient(s), if sold separately in such country and B is the average invoice price in such country of each product that contains active ingredient(s) other than the Licensed Compound(s) contained in such Combination Product as its sole active ingredient(s), if sold separately in such country; provided that the invoice price in a country for each Licensed Product that contains only the Licensed Compound(s) and each product that contains solely active ingredient(s) other than the Licensed Compound(s) included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency.  If either such Licensed Product that contains the Licensed Compound(s) as its sole active ingredient or a product that contains an active ingredient (other than the Licensed Product) in the Combination Product as its sole active ingredient(s) is not sold separately in a particular country, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of and all other factors reasonably relevant to the relative value of, the Licensed Compound(s), on the one hand and all of the other active ingredient(s), collectively, on the other hand.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Licensee, its Affiliates or its or their Sublicensees, which must be in accordance with U.S. GAAP.

1.72.                     “Non-Breaching Party” has the meaning set out in Section 10.2.2.

1.72.                     “Non-Exclusive In-License Agreement” means In-License Agreements that are non-exclusively sublicensed to Licensee under Section 2.1(ii) and are listed on Schedule 1.56.

1.73.                     “Non-Exclusive Licensed Know How” means all Information Controlled by MedImmune or any of its Affiliates as of the Effective Date that is necessary for, or was

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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used in, the Exploitation of the Licensed Compound or Licensed Products.  For clarity, Non-Exclusive Licensed Know How excludes Excluded Technology.

1.74.                     “Non-Exclusive Licensed Patents” means all Patents Controlled by MedImmune as of the Effective Date that are necessary for, or were used in, the Exploitation of the Licensed Compound or Licensed Products, including without limitation, (i) Patents owned by MedImmune or its Affiliates set forth on Schedule 1.74, and (ii) any Patents  sublicensed to Licensee under the Non-Exclusive In-License Agreements).  For clarity, Non-Exclusive Licensed Patents excludes Exclusive Licensed Patents.

1.75.                     “Non-Exclusive Licensed Technology” means the Non-Exclusive Licensed Patents and Non-Exclusive Licensed Know How.

1.76.                     “Option” shall have the meaning set out in Section 2.1(iv).

1.77.                     “Notice Period” shall have the meaning set out in Section 10.2.2.

1.78.                     “Party” and “Parties” have the meaning set out in the preamble hereto.

1.79.                     “Patents” means: (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority to either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.80.                     “Payment” has the meaning set out in Section 5.5.1.

1.81.                     “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.82.                     “Product Trademarks” means the Trademark(s) used or to be used by Licensee or its Affiliates or its or their Sublicensees for the Commercialization of Licensed Products in the Territory (excluding, in any event, any corporate names and any Trademarks that consist of or include any corporate name or corporate logo of the Parties or their Affiliates or its or their (sub)licensees (or Sublicensees)).

1.70                        “Product Regulatory Documentation” means Regulatory Documentation Controlled by MedImmune or any of its Affiliates as of the Effective Date relating [***] to the Licensed Compound or Licensed Product in the Field in the Territory.

1.83.                     “Prosecuting Party” has the meaning set out in Section 6.2.2.

1.84.                     “Purchased Assets” has the meaning set out in Section 3.1.

1.85.                     “Release” has the meaning set out in Section 7.4.2.

1.86.                     “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Biologics License Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (iii) labeling approval.

1.87.                     “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compound or Licensed Products in the Territory, including the FDA in the United States and the EMA in the European Union.

1.88.                     “Regulatory Documentation” means:  all (i) applications (including all INDs and Biologics License Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to the Licensed Compound or a Licensed Product.

1.89.                     “Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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such Licensed Product in such country and prevents another party from using or otherwise relying on any Regulatory Approval.

1.90.                     “Retained Rights” mean (i) with respect to the Licensed Compound and Licensed Products in the Field in the Territory, the rights of MedImmune, its Affiliates and its and their licensors, (sub)licensees and contractors to perform its and their obligations under this Agreement; (ii) with respect to the Excluded Technology the rights of MedImmune, its Affiliates and its and their licensors, (sub)licensees and contractors, to develop, obtain and maintain regulatory approvals for and to Exploit any compound or product, other than the Licensed Compound or Licensed Products, in any field (including the Field) anywhere in the Territory.

1.91.                     “Reviewing Party” has the meaning set out in Section 7.4.2.

1.92.                     “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of: (i) the expiration date of the last to expire Valid Claim of a Patent included in the Exclusive Licensed Patents that Covers the Licensee’s (or its Affiliate’s or Subliensee’s) manufacture, importation or sale of such Licensed Product in such country, (ii) the expiration of the Regulatory Exclusivity Period for such Licensed Product in such country, or (iii) the 10th anniversary of the First Commercial Sale of the Licensed Product in such country.

1.93.                     “Senior Officer” means, with respect to MedImmune, its Executive Vice President responsible for this Agreement, its Chief Executive Officer or President.

1.94.                     “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Licensee or its Affiliate under the grants in Section 2.1, as provided in Section 3.2.

1.95.                     “Tax” or “Taxes” means all income, excise, gross receipts, ad valorem, sales, use, employment, environmental, franchise, profits, gains, property, transfer, value added, payroll, escheat or abandoned property, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto, whether as a primary obligor, as a result of being a transferee, successor or a member of an affiliated, consolidated, unitary, combined or other group, by contract, pursuant to Applicable Law or otherwise.

1.96.                     “Term” has the meaning set out in Section 10.1.

1.97.                     “Termination Notice” has the meaning set out in Section 10.2.2.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

1.98.                     “Territory” means worldwide.

1.99.                     “Third Party” means any Person other than MedImmune, Licensee and their respective Affiliates.

1.100.              “Third Party Claims” has the meaning set out in Section 9.1.

1.101.              “Third Party Infringement Claim” has the meaning set out in Section 6.4.

1.102.              “Third Party Patent Right” has the meaning set out in Section 6.6.

1.103.              “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.104.              “Transition Activities” means the activities to be conducted by MedImmune and applicable timeframes, to transfer the Licensed Technology and the Licensed Compound to Licensee as set out in Schedule 1.104.

1.105.              “Transition Services Agreement” means a supplemental agreement to this Agreement that may be executed after the Effective Date, if required by the Parties, to more fully set out the Transition Activities.

1.106.              “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.107.              “U.S. GAAP” means United States Generally Accepted Accounting Principles.

1.108.              “Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by (a) irretrievable or unrevivable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided, however, that Valid Claim will exclude any such pending claim in any such Patent

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

application that has not been granted within [***] years after the earliest filing date from which such Patent application takes priority.

1.109.              “VAT” has the meaning set out in Section 5.6.2.

1.110.              “Voting Stock” has the meaning set out in the definition of “Change of Control.”

ARTICLE 2

GRANT OF RIGHTS

2.1.                            Grants to Licensee. Medimmune hereby grants to Licensee:

(i)                                     an exclusive (including with regard to MedImmune and its Affiliates) license (or sublicense), with the right to grant sublicenses through multiple tiers in accordance with Section 2.2, to the Exclusive Licensed Technology to Exploit the Licensed Compound and Licensed Products in the Field in the Territory;

(ii)                                  a non-exclusive license, with the right to grant sublicenses through multiple tiers in accordance with Section 2.2, to the Non-Exclusive Licensed Technology to Exploit the Licensed Compound and Licensed Products in the Field in the Territory and for no other purpose; and

(iii)                               a non-exclusive license and right of reference, with the right to grant sublicenses through multiple tiers and further rights of reference in accordance with Section 2.2, to the MedImmune Regulatory Documentation that MedImmune or its Affiliates Control as of the Effective Date as necessary for purposes of Exploiting the Licensed Compound and Licensed Products in the Field in the Territory; and

(iv)                              an exclusive option during the Term of this Agreement to add to the Exclusive Licensed Patents the Licensed Formulation Patents (the “Option”).  Licensee may exercise the Option, without any additional consideration, up to [***] upon providing written notice to MedImmune.  Upon MedImmune’s receipt of such written notice, MedImmune and Licensee shall cooperate with each other to take steps to file, if it has not already been done, a portfolio of Licensed Formulation Patents from the Non-Exclusive Licensed Patents that claim priority to U.S. patent application serial no. [***].  Such steps may include, for example, filing separate national and regional phase applications and/or divisional applications claiming priority directly or indirectly to U.S. patent application serial no. [***] relating to the Licensed Compound [***].  MedImmune shall consider in good faith the requests and suggestions of Licensee with respect to filing the portfolio of Licensed Formulation Patents; provided, however, that Licensee shall have the right to select in which jurisdictions in the Territory the Licensed Formulation Patents shall

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be filed.  Upon Licensee’s exercise of the Option, (a) all Licensed Formulation Patents shall be deemed Exclusive Licensed Patents, and (b) MedImmune and its Affiliates shall not prepare, file or prosecute patent claims that specifically relate to, or otherwise recite, the Licensed Compound in any Patents that claim priority directly or indirectly to U.S. patent application serial no. [***].

2.2.                      Sublicenses. Licensee is permitted to grant sublicenses under the licenses and rights of reference granted in Section 2.1, provided that any such sublicenses shall be (i) subject to MedImmune’s prior written consent and the prior written consent of any applicable Third Party licensor as required under any In-License Agreement, and (ii) consistent with, and expressly made subject to, the terms and conditions of this Agreement and the In-License Agreements.  Licensee shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement and the In-License Agreements, as if such Sublicensee were a Party to this Agreement.  Licensee hereby (x) guarantees the performance of its Affiliates and permitted Sublicensees that are sublicensed as permitted herein and the grant of any such sublicense shall not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee and (y) waives any requirement that MedImmune exhaust any right, power or remedy, or proceed against any Sublicensee for any obligation or performance under this Agreement prior to proceeding directly against Licensee.  Licensee will share such sublicense agreement with MedImmune within [***] days after its execution; provided that the financial terms of any such sublicense agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement may be redacted.

2.3.                            Retention of Rights; Limitations Applicable to License Grants.

2.3.1.                  Retained Rights of MedImmune.  Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to MedImmune pursuant to any other term or condition of this Agreement, MedImmune hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) all right, title and interest in and to the Excluded Technology.

2.3.2.                  In-License Agreements.  The licenses granted by MedImmune in Section 2.1 include sublicenses under the applicable license rights granted to MedImmune by Third Parties under the In-License Agreements, subject to this Section 2.3.2.  Any sublicense with respect to Information or other Intellectual Property of a Third Party hereunder and any right of Licensee (if any) to grant a further sublicense thereunder, shall be subject and subordinate to the terms and conditions of the applicable In-License Agreement, under which such sublicense is granted and shall be effective solely to the extent permitted under the terms of such In-License Agreement.  Without limitation of the foregoing, in the event and to the extent that any In-License Agreement requires that particular terms or conditions of such In-License Agreement be contained or incorporated in any agreement

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granting a sublicense thereunder, such terms and conditions are hereby deemed to be incorporated herein by reference and made applicable to the sublicense granted herein under such In-License Agreement.

2.3.3.                  No Other Rights Granted by MedImmune.  Except as expressly provided herein and without limiting the foregoing, MedImmune grants no other right or license.

2.3.4.                  No Other Rights Granted by Licensee.  Except as expressly provided herein, Licensee grants no other right or license to any other Patent, Trademark or other Intellectual Property not otherwise expressly granted herein.

2.4.                            Licensed Patent Rights Transfer.  Promptly (and in no event later than [***] days) following the Effective Date), MedImmune or its designated attorneys, shall provide Licensee, or Licensee’s designated attorneys, with its or its attorneys case files for the Licensed Patents . MedImmune shall promptly, upon receipt, forward to Licensee, or Licensee’s designated attorneys, any office actions, communications, and correspondence related to the Licensed Patents received by MedImmune after the Effective Date.  Additionally, MedImmune shall, from time to time, take such actions as are reasonably requested by Licensee to perfect the license of MedImmune’s right, title and interest in the Licensed Patents to Licensee.

2.5.                            Maintenance of In-License Agreements.  MedImmune agrees that it will not, and will ensure that its Affiliates do not, without Licensee’s prior written consent (i) sell, assign, transfer, convey, deliver or otherwise divest its interests in any of the In-License Agreements to a Third Party, (ii) mortgage or otherwise encumber its interests in any of the In-License Agreements, in a manner that significantly adversely affects, or would reasonably be expected to significantly adversely affect, Licensee’s rights or obligations under this Agreement, (iii) amend any of the In-License Agreements in a manner that significantly adversely affects the rights granted to Licensee under this Agreement, or (iv) undertake any action that would constitute a material breach of, and allow the Third Party that is a party to any In-License Agreements to terminate, any In-License Agreements.

2.6.                            Completeness of Technology.  MedImmune agrees that, if at any time after the Effective Date, MedImmune becomes aware as a result of written notice from Licensee and determines that any Intellectual Property, Inventory or Regulatory Documentation that was owned or Controlled by MedImmune as of the Effective Date and used by MedImmune in the Exploitation of the Licensed Compound or Licensed Products as it existed as of the Effective Date was not included in the Licensed Technology or MedImmune Regulatory Documentation, as applicable, was not included in the license grant to Licensee in Section 2.1 and is deemed necessary for, or was used in, the Exploitation of the Licensed Patents, then MedImmune shall promptly notify Licensee of such determination.  MedImmune shall promptly take such actions as may be reasonably necessary to license, provide a right of

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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reference to or otherwise transfer such Intellectual Property, Inventory or Regulatory Documentation to Licensee as necessary, in a manner consistent with Sections 2.1 and 3.1, as applicable.

2.7.                            Exclusivity.  MedImmune shall not, and shall not permit any of its Affiliates to, distribute, market, promote, offer for sale or sell the Licensed Compound or Licensed Products directly or indirectly (i) to any Person for commercial use in the Territory.  If MedImmune or any of its Affiliates receives or becomes aware of the receipt by a (sub)licensee or distributor of any orders for any Licensed Compound or Licensed Product for commercial use in the Territory, such Person shall refer such orders to Licensee.  MedImmune shall cause its Affiliates to notify Licensee of any receipt of any orders for any Licensed Compound or Licensed Product for commercial use in the Territory.

ARTICLE 3

PURCHASE AND SALE OF ASSETS

3.1.                            Purchase and Sale of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, MedImmune hereby sells, conveys, assigns, transfers and delivers to, and shall cause its Affiliates to sell, convey, assign, transfer and deliver to, Licensee, and Licensee hereby purchases and acquires from each of MedImmune or its Affiliates, as the case may be, all of MedImmune’s and its Affiliates’ right, title and interest in and to the assets described or set forth on Schedule 3.1 attached hereto, including without limitation the Inventory and Product Regulatory Documentation (collectively, the “Purchased Assets”).

3.2.                            Excluded Assets.  Notwithstanding the provisions of Section 3.1, but subject to Section 2.6, no right, title or interest is being sold, assigned, transferred, conveyed or delivered to Licensee in or to (i) any of the property and assets of MedImmune that are not listed on Schedule 3.1 (or licensed pursuant to Article 2 above), or (ii) any rights or claims of MedImmune under this Agreement (collectively, the “Excluded Assets”).

3.3.                            Assumed Liabilities.  Subject to the terms and conditions of this Agreement, on and after the Effective Date, Licensee shall assume and agree to pay, perform and discharge all Liabilities and obligations resulting from the ownership and Exploitation of any Purchased Assets or Licensed Product by Licensee to the extent that such Liability arises from any event, condition or circumstance occurring after the Effective Date and not resulting from (i) any breach by MedImmune (or its Affiliates) of any of its obligations under this Agreement, or (ii) MedImmune’s (or its Affiliates) gross negligence or willful misconduct (collectively, the “Assumed Liabilities”).

3.4.                            Excluded Liabilities.  MedImmune shall retain, and shall be responsible for paying, performing and discharging when due, and Licensee shall not assume or have any

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responsibility for paying, performing or discharging, any Liabilities of MedImmune and its Affiliates other than the Assumed Liabilities (collectively, the “Excluded Liabilities”).  Without limiting the foregoing, neither Licensee nor its Affiliates shall be obligated to assume, and neither of them does assume, and each of them hereby disclaims responsibility for, any of the following Liabilities of MedImmune and its Affiliates:

(i)                                     any Liability attributable to any tangible asset, property or right that is not included in the Purchased Assets;

(ii)                                  any Liability attributable to the research, development or other activity conducted by MedImmune or any Affiliate related to the Product on or prior to the Effective Date; and

(iii)                               any and all Taxes imposed on the Purchased Assets or that otherwise arise with respect to the use of the Purchased Assets, in each case, for any taxable period (or portion thereof) ending on or prior to the Effective Date, and all Taxes of MedImmune or any of its Affiliates that are or may become payable with respect to all taxable periods, including any Liability for such Taxes that arise as a result of the transactions contemplated by this Agreement.

ARTICLE 4
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES; TECHNOLOGY TRANSFER

4.1.                            Development.

4.1.1.                  Diligence.  After the Effective Date, subject to the Retained Rights, as between the Parties, Licensee shall be solely responsible for all aspects of the Development of the Licensed Compound and Licensed Products in the Field in the Territory at Licensee’s own cost and expense, including with respect to any clinical studies or other tests or studies necessary or useful to support the use of a Licensed Product.  Without limitation of Section 4.1.2, Licensee shall use Commercially Reasonable Efforts to Develop, and obtain and maintain Regulatory Approvals for, Licensed Products for use in the Field.

4.1.2.                  Development Plan.

(i)                                     Licensee will share its initial Development Plan and subsequent Development Plans with Medimmune on an annual basis.  Licensee will deliver to MedImmune each annual Development Plan not later than [***] days after the end of the Calendar Year.

(ii)                                  Without limitation of Section 4.1.1, Licensee shall perform the Development activities under the current Development Plan and shall use Commercially

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Reasonable Efforts to do so in accordance with the timelines set out in the then-current Development Plan.  Licensee shall perform or cause to be performed its Development activities hereunder in good scientific manner and in compliance with Applicable Laws.

4.1.3.                  Development Costs.  Licensee shall be responsible for all of its costs and expenses in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products in the Field in the Territory.

4.1.4.                  Development Records.  Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement.  Such books and records shall (i) be appropriate for patent and regulatory purposes, (ii) be in compliance with Applicable Law, (iii) properly reflect the work done and results achieved in the performance of its Development activities hereunder, (iv) record only such activities and not include or be commingled with records of activities outside the scope of this Agreement, and (v) be retained by Licensee for at least [***] years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.  Such books and records shall be subject to MedImmune’s audit rights set forth in Section 5.9.

4.1.5.                  Development Reports.  Without limiting Section 4.1.4, at the end of each Calendar Year during which Licensee is conducting Development activities hereunder, Licensee shall provide MedImmune with a summary written report of such Development activities it has performed, or caused to be performed, since the preceding report.  Each such summary report shall contain sufficient detail to enable MedImmune to reasonably assess Licensee’s compliance with its obligations set out in Sections 4.1.1 and 4.1.2, including:  (i) Licensee’s, or its Affiliates’ or its or their Sublicensees’ activities with respect to achieving Regulatory Approvals of Licensed Products and (ii) summaries of clinical study results and other Development activities.

4.2.                            Regulatory Activities.

4.2.1.                  Regulatory Approvals.  Subject to the Retained Rights, Licensee shall, at its own cost and expense, have the sole right to prepare, obtain and maintain Biologics License Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions (including INDs) and to conduct communications with the Regulatory Authorities, for Licensed Products in the Field in the Territory in its name.

4.2.2.                  Global Safety Database.  Licensee shall establish, hold and maintain (at Licensee’s sole cost and expense) the global safety database for Licensed Products.  MedImmune shall transfer to Licensee the global safety database for the Licensed

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Compound and Licensed Products in existence as of the Effective Date and all Information in the possession and Control of MedImmune as necessary for Licensee to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product, in each case, in the form reasonably requested by Licensee.

4.3.                            Commercialization.

4.3.1.                  Diligence.  As between the Parties, Licensee shall be solely responsible for Commercialization of the Licensed Products in the Field throughout the Territory at Licensee’s own cost and expense.  Without limitation of Section 4.3.2, Licensee shall use Commercially Reasonable Efforts to Commercialize the Licensed Products.

4.3.2.                  Commercialization Plan.

(i)                                     The initial Commercialization of the Licensed Products in the Field in the Territory shall be conducted pursuant to a comprehensive, [***] plan (the “Commercialization Plan”).  At least [***] days prior to the anticipated date of the First Commercial Sale of any Licensed Product in the first country in the Territory, Licensee shall send to MedImmune the Commercialization Plan.  The Commercialization Plan shall include, with respect to the Territory:  (a) the general strategies for the promoting, marketing and distributing the Licensed Products; (b) pre-launch Commercialization activities and the expected date of launch; (c) the nature of promotional activities anticipated; (d) non-binding summary-level market and sales forecasts for the Licensed Products; (e) a non-binding projection of Net Sales for Licensed Products; (f) plans regarding distribution and supply chain management; and (g) reimbursement and pricing information.

(ii)                                  Without limitation of Section 4.3.1, Licensee shall perform the Commercialization activities under the applicable Commercialization Plan and shall use Commercially Reasonable Efforts to do so in accordance with the timelines and so as to achieve the objectives set out in the Commercialization Plan.

4.3.3.                  Commercialization Costs; Booking of Sales; Distribution.  Licensee shall be responsible for all of its costs and expenses in connection with the Commercialization of the Licensed Products in the Field in the Territory.  Licensee shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Field in the Territory and perform or cause to be performed all related services.  Licensee shall handle all returns, recalls or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Territory.

4.3.4.                  Commercialization Records.  Licensee shall maintain complete and accurate books and records pertaining to Commercialization of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Commercialization activities.  Such records shall be retained by Licensee for at least [***] years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.  Such books and records shall be subject to MedImmune’s audit rights set forth in Section 5.9.

4.3.5.                  Commercialization Reports.  Without limiting Section 4.3.4, within [***] days following the end of each Calendar Year during which Licensee is conducting Commercialization activities hereunder, Licensee shall provide to MedImmune with written summaries reporting of such Commercialization activities it has performed, or caused to be performed, since the preceding report.  Each such report shall contain sufficient detail to enable MedImmune to assess Licensee’s compliance with its obligations set out in Sections 4.3.1 and 4.3.2, including in each case:  [***].

4.4.                            Statements and Compliance with Applicable Law.  Licensee shall, and shall cause its Affiliates to, comply with all Applicable Laws with respect to the Exploitation of Licensed Products. Without limitation to the foregoing, Licensee shall in all material respects, conform its practices and procedures relating to the Commercialization of the Licensed Products and educating the medical community in the Territory with respect to the Licensed Products to any applicable industry association regulations, policies and guidelines, as the same may be amended from time to time, and Applicable Law.

4.5.                            Manufacturing.  As between the Parties, Licensee shall have the sole responsibility for, at its expense, Manufacturing (or having Manufactured) and supplying the Licensed Compound and Licensed Products for its Development and Commercialization activities in the Territory.

4.6.                            Subcontracting.  Licensee may subcontract with a Third Party to perform any or all of its obligations hereunder (including by appointing one or more distributors); provided, that (i) no such permitted subcontracting shall relieve Licensee of obligations hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and Licensee shall be and remain fully responsible and liable therefor, and (ii) the agreement pursuant to which Licensee engages any Third Party subcontractor must (a) be consistent in all material respects with this Agreement, (b) contain terms obligating such subcontractor to consistent with this Agreement in order to comply with the confidentiality, intellectual property and all other relevant provisions of this Agreement, and (c) contain

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

terms obligating such subcontractor to permit MedImmune rights of inspection, access and audit substantially similar to those provided to MedImmune in this Agreement. Licensee hereby waives any requirement that MedImmune exhaust any right, power or remedy, or proceed against any subcontractor for any obligation or performance under this Agreement prior to proceeding directly against Licensee.

4.7.                            Technology Transfer.

4.7.1.                  To enable Licensee to exercise the rights granted under this Agreement, MedImmune will promptly deliver or otherwise provide to Licensee and Licensee Representatives, Licensed Know-How and the Purchased Assets within the possession or Control of MedImmune or any of its Affiliates.  Without limiting the generality of the foregoing, and without limiting the delivery and provision of Licensed Know-How, MedImmune will promptly deliver, make available or otherwise provide to Licensee and Licensee Representatives, Licensed Know-How and the Purchased Assets in accordance with the requirements and timelines set forth in the Transition Activities.  Additionally, on a commercially reasonable schedule and in a commercially reasonable format to be agreed upon by the parties, MedImmune will deliver to Licensee or Licensee Representatives, any and all assays, documents, files, diagrams, specifications, designs, schematics, reports, records, data, results, publications, materials, prototypes, test devices, models and simulations, or other written, graphic, biologic, or other tangible material in MedImmune’s or its Affiliates’ possession in any media, to the extent it discloses or embodies Licensed Know-How.  Licensee acknowledges that (i) any materials comprising Inventory transferred by MedImmune to Licensee under this Agreement are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of any such materials, and (ii) if Licensee chooses to use such materials in any human application, including in the conduct of any clinical trial, it shall do so at its own risk.

4.7.2.                  To the extent reasonably requested by Licensee (and for clarity, in addition to the timelines set forth in Transition Activities), MedImmune shall provide reasonable consulting support to Licensee and Licensee Representatives in connection with its Exploitation of Products.  MedImmune agrees to use reasonable efforts to (i) make its employees, agents and consultants reasonably available to Licensee (or to Licensee’s authorized attorneys and Licensee Representatives) in order for Licensee to fully Exploit the Licensed Products, and (ii) provide contact information in MedImmune’s possession and control with respect to the listed inventors of the Licensed Patents, to the extent, in any case, reasonably necessary to enable Licensee (or to Licensee’s authorized attorneys and Licensee Representatives) to undertake preparation of U.S. and foreign applications claiming priority to Licensed Patents and prosecution and maintenance of such applications.  MedImmune shall only be obligated to complete one (1) technology transfer of all Licensed Know How related to the Manufacture of the Licensed Compound to Licensee or Licensee

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Representatives, provided that such technology transfer is complete, as mutually agreed by the Parties, in accordance with the Transition Services Agreement.

4.7.3.                  In addition to the above, MedImmune will provide support to Licensee, as requested by Licensee, to (i) extend the expiration of dating for any Inventory (including without limitation, Licensed Compound drug substance as well as placebo), (ii) assist (including through Third Party service providers) with filling any Licensed Compound drug substance (and placebo) that is part of the Inventory, (iii) provide on-going stability testing for any such Inventory until the expiration of such Inventory (as extended), (iv) store such Inventory as requested by Licensee to the extent necessary to provide such stability testing, (v) provide other services in order to release Licensed Product drug product that was filled by MedImmune or Third Party service providers, as set out more fully in the Transition Activities.

4.7.4.                  In order to enable the seamless transfer of technology to Licensee (and/or Licensee Representatives), MedImmune will promptly provide letters of authorization to its Third Party service providers (as requested by Licensee), who have participated in Developing or Manufacturing the Licensed Compound in order to clarify that as of the Effective Date, Licensee has in-licensed and otherwise acquired the rights to the Licensed Compound and Licensed Technology.

4.7.5.                  Without limiting the foregoing, each Party shall execute and deliver such other instruments and do and perform such other acts and things as reasonably necessary for effecting completely the consummation of the transactions contemplated by this Agreement.

4.8.                            Cost of MedImmune Support.  The Parties hereby agree that the Transition Activities shall be provided at MedImmune’s sole expense for up to [***] hours as set out in Schedule 1.104 and/or theTransition Services Agreement, and thereafter at Licensee’s sole expense (including MedImmune’s employee costs at the FTE Rate).

4.9.                            Disclosure of Excluded Technology.  MedImmune agrees that in the event Licensee is required to disclose Excluded Technology to a Regulatory Authority to obtain Regulatory Approval or otherwise by Applicable Law, it will disclose the required information:

(i)                                     to the Licensee Representatives who have (a) a bona fide need to know such Excluded Technology (for example, those who are directly involved with the preparation, filing and maintenance of any such Regulatory Approval covering the Manufacture and Commercialization of a Product); and (b) who have been fully informed of the highly sensitive nature of the information and the need to maintain its secrecy and avoid inappropriate use.  Licensee further agrees to implement procedures via the use of a firewall

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

or other appropriate means to limit distribution of the Excluded Technology to those Licensee Representatives as described above.

(ii)                                  via a secure dataroom or portal where such dataroom or portal shall be the exclusive source for such Excluded Technology.

ARTICLE 5
PAYMENTS AND RECORDS

5.1.                            Upfront Payment. In partial consideration of the rights granted by MedImmune to Licensee hereunder, no later than [***] days following the date that Licensee receives and invoice from MedImmune following the Effective Date, Licensee shall pay MedImmune a nonrefundable and noncreditable upfront amount equal to Eight Million Dollars ($8,000,000.00).

5.2.                            Milestones

5.2.1.                  Development and Regulatory Milestones.  Licensee shall inform MedImmune within [***] Business Days after the occurrence of each of the milestone events listed below.  In partial consideration of the rights granted by MedImmune to Licensee hereunder, Licensee shall pay to MedImmune the following one-time payments within [***] days after receipt of an invoice for the achievement of each of the following milestone events which shall be nonrefundable, noncreditable and fully earned upon the achievement of the applicable milestone event:

(i)                                     [***];

(ii)                                  [***];

(iii)                               [***];

(iv)                              [***];

(v)                                 [***];

(vi)                              [***];

(vii)                           [***];

(viii)                        [***];

(ix)                              [***];

(x)                                 [***]; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(xi)                              [***].

Each milestone payment in this Section 5.2.1 shall be payable [***].  If, at any time, with respect to a Licensed Product, the achievement of a milestone described in Section 5.2.1 has occurred with respect to which a payment is due hereunder and any of the preceding milestones in this Section 5.2.1 have not been due or been paid , then each such skipped milestone payment shall become due and payable [***], with respect to which payment is due.

5.2.2.                  Commercial Milestones.  In partial consideration of the rights granted by MedImmune to Licensee hereunder, Licensee shall pay to MedImmune the following payments, which shall be nonrefundable, noncreditable and fully earned upon the achievement of the applicable milestone event:

(i)                                     Licensee shall pay to MedImmune [***] in the event that the [***];

(ii)                                  Licensee shall pay to MedImmune [***] in the event that the [***];

(iii)                               Licensee shall pay to MedImmune [***] in the event that the [***];

(iv)                              Licensee shall pay to MedImmune [***] in the event that the [***];

(v)                                 Licensee shall pay to MedImmune [***] in the event that the [***];

(vi)                              Licensee shall pay to MedImmune [***] in the event that the [***];

(vii)                           Licensee shall pay to MedImmune [***] in the event that the [***]; and

(viii)                        Licensee shall pay to MedImmune [***] in the event that [***].

Each such milestone payment shall be due within [***] days of the end of the Calendar Quarter in such Calendar Year in which such milestone was achieved.  In the event that in [***]. Each milestone payment in this Section 5.2.2 shall be payable only upon the first achievement of such milestone in a given Calendar Year and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

5.2.3.                  Determination that Milestones Have Occurred.  Licensee shall notify MedImmune promptly of the achievement of each of the events identified as a milestone in Section 5.2.1 or Section 5.2.2.  In the event that, notwithstanding the fact that Licensee has not provided MedImmune such a notice, MedImmune believes that any such milestone has been achieved, it shall so notify Licensee in writing and the Parties shall promptly meet and discuss in good faith whether such milestone has been achieved.  Any dispute under this Section 5.2.3 regarding whether or not such a milestone has been achieved shall be subject to resolution in accordance with Section 11.5.

5.3.                            Royalties.

5.3.1.                  Royalty Rates and Reports.  As further consideration for the rights granted to Licensee hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory, solely during the Royalty Term the Licensee shall pay to MedImmune a royalty on Net Sales of each Licensed Products in the Territory during each Calendar Year at the following rates:

(i)                                     for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year less than [***], a royalty rate of [***];

(ii)                                  for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***], a royalty rate of [***];

(iii)                               for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***], a royalty rate of [***];

(iv)                              for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***], a royalty rate of [***];

(v)                                 for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***], a royalty rate of [***];

(vi)                              for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***], a royalty rate of [***]; and

(vii)                           for that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***] a royalty rate of twenty percent (20%).

5.3.2.                  Each such royalty payment shall be due within [***] days of the end of the Calendar Quarter in such Calendar Year in which such royalty is being achieved.  Licensee shall also provide, at the same time each such payment is made, a report showing:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

(a) the Net Sales of each Product; (b) the total amount of deductions from Invoiced Sales to determine Net Sales; (c) the applicable royalty rates for each Product on a country-by-country basis in each country in the Territory after applying any adjustments set forth in Section 5.3.4 below; and (d) a calculation of the amount of royalty due to MedImmune.

5.3.3.                  Blended Royalty.  Licensee acknowledges that (i) the Licensed Know-How including the Information included in the MedImmune Regulatory Documentation licensed to Licensee are proprietary and valuable and that without the Licensed Know-How and such Information, Licensee would not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products, (ii) such Regulatory Approvals will allow Licensee to obtain and maintain regulatory exclusivity with respect to the Licensed Products in the Field in the Territory, (iii) access to the Licensed Know-How and the rights with respect to the MedImmune Regulatory Documentation have provided Licensee with a competitive advantage in the marketplace beyond the exclusivity afforded by the Licensed Patents and (iv) the milestone payments and royalties set out in Section 5.2 and Sections 5.3, respectively, are, in part, intended to compensate MedImmune for such exclusivity and such competitive advantage.  The Parties agree that the royalty rates set out in Section 5.3.1 reflect an efficient and reasonable blended allocation of the value provided by MedImmune to Licensee.

5.3.4.                  Royalty Reductions.

(i)                                     Know-How Only Royalty Reduction.  During the Royalty Term for a Licensed Product in a country in the Territory, the royalty rates will be reduced by [***] on a country-by-country basis if there is no Valid Claim of a Patent included in the Licensed Patents that Covers the Licensee’s (or its Affiliate’s or Subliensee’s, as applicable) manufacture, importation or sale of such Licensed Product in such country.

(ii)                                  Third Party Royalty Reduction. During the Royalty Term for a Licensed Product in a country in the Territory, the royalty rates will be reduced by [***] of any commercial milestones and/or royalties paid by Licensee (or by its sublicensees) to Third Parties for the Licensed Product. MedImmune shall be solely responsible for paying any and all royalties payable under the In-License Agreements and the royalties paid to MedImmune hereunder are the only royalties that Licensee is due to pay MedImmune (inclusive of any other party of an In-License Agreement); provided that such royalties shall not be offset pursuant to the Third Party Royalty Reduction described above.

(iii)                               Biosimilars.  If a Biosimilar Product is launched in a country and any such Biosimilar Product(s) collectively have more than [***] in such country then the royalty rates for such country will be reduced [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

(iv)                              Maximum Reduction.  The annual total of the royalty rates due to MedImmune set out in (i) to (iii) above will not be reduced in aggregate by more than [***].

5.4.                            Mode of Payment; Offsets.  All payments to MedImmune under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as MedImmune may from time to time designate by notice to Licensee.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Licensee shall use the Currency Conversion Policy.  For the purposes of this Section 5.4, Currency Conversion Policy means Medimmune’s currency conversion policy as of the Effective Date of this Agreement, which is the booking rate for the current month calculated from the average spot rate for [***] of the last [***] Business Days of the previous month, as such spot rate is taken from Reuters as at 08.30 a.m. GMT on each day.  Licensee shall have no right to offset, set off or deduct any amounts from or against the amounts due to MedImmune hereunder.  The Parties may revise the Currency Conversion Policy by mutual written agreement.

5.5.                            Taxes.

5.5.1.                  General.  The upfront fee, technology transfer fee, milestone payments and royalties payable by Licensee to MedImmune pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all Taxes (which, for clarity, shall be the responsibility of Licensee), except for any withholding Taxes required by Applicable Law.  Except as provided in this Section 5.5, MedImmune shall be solely responsible for paying any and all Taxes (other than withholding Taxes required by Applicable Law to be deducted from Payments and remitted by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  Licensee shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold.  Notwithstanding the foregoing, if MedImmune is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Licensee or the appropriate Governmental Authority (with the assistance of Licensee to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold such tax and Licensee shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Licensee has received evidence of MedImmune’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the ime that the Payments are due.  If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to MedImmune the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to MedImmune proof of such payment within [***] days following such payment.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

5.5.2.                  Value Added Tax.  Notwithstanding anything contained in Section 5.5.1, this Section 5.5.2 shall apply with respect to value added tax (“VAT”).  All Payments are exclusive of VAT.  If any VAT is chargeable in respect of any Payments, Licensee shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by MedImmune in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [***] days after the receipt by Licensee of the applicable invoice relating to that VAT payment.

5.6.                            Anti-Tax Evasion.

5.6.1.                  In this Section 5.6, (i) references to “committing tax evasion” means (a) fraudulently or dishonestly failing to pay any amount of tax to the relevant tax authority within any applicable time limit for the payment of such tax without incurring interest and/or penalties; and (b) fraudulently or dishonestly claiming any relief, allowance, credit, deduction, exemption or set off in respect of any tax (or relevant to the computation of any income, profits or gains for the purposes of any tax), or any right to or actual repayment of or saving of tax; and (ii) “tax” or “taxation” means taxes on gross or net income, profits and gains, and all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any excise, property, wealth, capital, value added, sales, use, occupation, transfer, franchise and payroll taxes and any national insurance or social security contributions, together with all penalties, charges, fees and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them.

5.6.2.                  The Licensee undertakes that (i) neither it nor its Affiliates shall commit tax evasion; and (ii) it and its Affiliates shall maintain reasonable procedures designed to prevent the Licensee, its Affiliates and any of its employees from undertaking any activities which would facilitate or otherwise result in the Licensee or its Affiliates from committing tax evasion.

5.6.3.                  The Licensee shall promptly report any apparent breach of this Section 5.6 to MedImmune.  The Licensee shall reasonably cooperate with any regulator or public authorities in relation to any investigation relating to the matters referred to in this Section 5.6.

5.7.                            Interest on Late Payments.  If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] business day of each month, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest., such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

5.8.                            Financial Records.  Licensee shall and shall cause its Affiliates and its and their Sublicensees to, keep true and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of Invoiced Sales and Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder.  Licensee shall and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the later of (i) [***] years after the end of the period to which such books and records pertain, (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), and (iii) for such period as may be required by Applicable Law. for such period as may be required by Applicable Law.

5.9.                            Audit.  At the request of MedImmune, Licensee shall and shall cause its Affiliates and its and their Sublicensees to, permit MedImmune or an independent auditor designated by MedImmune and reasonably acceptable to Licensee, at reasonable times and upon reasonable advance written notice (not less than [***] days), to audit the books and records maintained pursuant to this Agreement, to ensure the accuracy of all reports and payments made hereunder.  Such audit right shall not be exercised by MedImmune more than once in any Calendar Year or more than once with respect to sales of a particular Licensed Product in a particular period.  All records made available for audit shall be deemed to be Confidential Information of Licensee.  Except as provided below the cost of this audit will be borne by MedImmune, unless the audit reveals, with respect to a period, a variance of more than [***] from the reported amounts for such period, in which case Licensee shall bear the cost of the audit.  Unless disputed pursuant to Section 5.10 below, and such audit concludes that, (i) additional amounts were owed by Licensee, Licensee shall pay the additional amounts, with interest from the date originally due, or (ii) excess payments were made by Licensee, MedImmune shall reimburse such excess payments; in either case (i) or (ii), within [***] days after the date on which such audit is completed by MedImmune.

5.10.                     Audit Dispute.  The results of each audit, if any, shall be binding on both Parties absent manifest error.  In the event of a dispute with respect to any audit under Section 5.9, MedImmune and Licensee shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”).  The decision of the Auditor shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine.  Not later than [***] days after such decision and in accordance with such decision, Licensee shall pay the additional amounts, with interest from the date originally due, MedImmune shall reimburse the excess payments, as applicable. shall reimburse the excess payments, as applicable.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ARTICLE 6
INTELLECTUAL PROPERTY

6.1.                            Ownership of Intellectual Property.

6.1.1.                  Ownership of Technology.  As between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (i) Information, and other Intellectual Property that is conceived, discovered, developed or otherwise made by or on behalf of such Party or its Affiliates or its or their (sub)licensees (or Sublicensee(s)), as applicable, under or in connection with this Agreement, whether or not patented or patentable and any and all Patents with respect thereto; and (ii) other Information, inventions, Patents and other Intellectual Property that are owned or otherwise controlled (other than pursuant to the license grants set out in Section 3.1 by such Party or its Affiliates or its or their (sub)licensees (or Sublicensees) (as applicable) outside of this Agreement.

6.1.2.                  Ownership of Product Trademarks.  As between the Parties, Licensee shall own all right, title and interest to the Product Trademarks in the Territory.

6.2.                            Maintenance and Prosecution of Patents.

6.2.1.                  In General.  As between the Parties, Licensee shall have the right and  assume responsibility for, through counsel of its choice, to prepare, file, prosecute and maintain the Exclusive Licensed Patents including directing any related interference, re-issuance, re-examination and opposition proceedings with respect thereto, in each case, at the sole cost and expense of Licensee.  If Licensee decides not to prepare, file, prosecute or maintain an Exclusive Licensed Patent in a country in the Territory, Licensee shall provide reasonable prior written notice to MedImmune of such intention and, MedImmune shall thereupon have the right, in its sole discretion, to abandon such Exclusive Licensed Patent or to assume the control and direction of the preparation, filing, prosecution and maintenance of such Exclusive Licensed Patent at MedImmune’s sole cost and expense in such country.  For the avoidance of doubt, MedImmune shall be responsible for any and all costs associated with the preparation, filing, prosecution and maintenance of Non-Exclusive Licensed Patents.

6.2.2.                  Prosecuting Party.  For purposes of this Section 6.2.2, the Party prosecuting, maintaining or undertaking other related activities with respect to a Patent shall be the “Prosecuting Party.”  The Prosecuting Party shall inform the other Party of all material steps with regard to the preparation, filing, prosecution and maintenance of the Exclusive Licensed Patents, by providing the non-Prosecuting Party with a copy of material communications to and from any patent authority in the Territory regarding such Patents and by providing the non-Prosecuting Party drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the non-Prosecuting Party to

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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review and comment thereon.  The Prosecuting Party shall consider in good faith the requests and suggestions of the non-Prosecuting Party with respect to such drafts and with respect to strategies for filing and prosecuting such Patents in the Territory.

6.2.3.                  Cooperation.  The non-Prosecuting Party shall, and shall cause its Affiliates to, assist and cooperate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Exclusive Licensed Patents in the Territory under this Agreement, including that the non-Prosecuting Party shall, and shall reasonably endeavor to ensure that its Affiliates (i) offer its comments, if any, promptly, and (ii) provide access to relevant documents and other evidence and make its employees available at reasonable business hours; provided, however, that the Prosecuting Party shall reimburse the non-Prosecuting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

6.2.4.                  Patent Term Extension and Supplementary Protection Certificate.  As between the Parties, Licensee shall have the sole right to make decisions regarding and to apply for, patent term extensions, in the Territory, including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Exclusive Licensed Patents and the Licensed Products, in each case including whether or not to do so; provided that MedImmune shall consult with Licensee to determine the course of action with respect to such filings.  MedImmune shall provide prompt and reasonable assistance, as requested by Licensee, including by taking such reasonable action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

6.2.5.                  Patent Listings.  As between the Parties, Licensee shall have the sole right to make decisions regarding and Licensee shall have the right to make all filings with Regulatory Authorities in the Territory with respect to the Exclusive Licensed Patents including as required or allowed (i) in the United States, in the FDA’s Purple Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

6.3.                            Enforcement of Patents.

6.3.1.                  Notice.  Each Party shall promptly notify the other Party in writing of (i) any alleged or threatened infringement of the Exclusive Licensed Patents, in any jurisdiction in the Territory or (ii) any certification, claim, demand, action or cause of action for declaratory relief alleging that any claim in an Exclusive Licensed Patent is invalid or unenforceable or alleging that any claim of an Exclusive Licensed Patent would not be infringed by the making, use, offer for sale, sale or import of a product or any equivalent or

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similar certification or notice in any other jurisdiction in the Territory, in each case ((i) and (ii)) of which such Party becomes aware (an “Infringement”).

6.3.2.                  Enforcement of Patents.  As between the Parties, (i) Prosecuting Party pursuant to 6.2.2 shall have the first right, but not the obligation, to prosecute any Infringement with respect to the Exclusive Licensed Patents including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Prosecuting Party’s sole cost and expense, using counsel of Prosecuting Party’s choice and (ii) MedImmune shall have the sole right, but not the obligation, to prosecute Infringement with respect to the Non-Exclusive Licensed Technology, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at MedImmune’s sole cost and expense, using counsel of its choice.   For purposes of this Section 6.3, the Party prosecuting any Infringement pursuant to the foregoing sentence with respect to a Patent shall be the “Enforcing Party.”  In the event MedImmune prosecutes any such Infringement in the Field in the Territory, Licensee shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that MedImmune shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.  In the event Licensee prosecutes any such Infringement in the Field in the Territory, MedImmune shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that Licensee shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.  If the Enforcing Party or its designee does not take commercially reasonable steps to prosecute an Infringement in the Field (x) within [***] days following the first notice provided above with respect to such Infringement or (y) provided such date occurs after the first such notice of such Infringement is provided, [***] Business Days before the time limit, if any, set out in appropriate laws and regulations for filing of such actions, whichever comes first, then (1) the Enforcing Party shall so notify the non-Enforcing Party and (2) subject to any rights of any Third Parties under any In-License Agreements (or other applicable Third Party agreements existing as of the Effective Date) and upon the Enforcing Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed), the non-Enforcing may prosecute such alleged or threatened infringement in the Field at its sole cost and expense, whereupon the non-Enforcing Party shall be deemed the Enforcing Party with respect to such Infringement.

6.3.3.                  Cooperation.  The Parties agree to cooperate fully in any Infringement action pursuant to this Section 6.3, including by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party on the Enforcing Party’s request.  With respect to an action controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing

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Party may reasonably request from time to time, in connection with its activities set out in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Enforcing Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  Unless otherwise set out herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Section 6.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed).  In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 6.3 involving Patents Controlled by or licensed under Article 2 to the other Party, the Enforcing Party shall (i) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (ii) consider in good faith any comments from the other Party with respect thereto and (iii) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.

6.3.4.                  Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 6.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be [***]; provided, however, [***].

6.4.                            Infringement Claims by Third Parties.  If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by Licensee or any of its Affiliates or its or their Sublicensees, (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 6.3.2, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing.  As between the Parties, Licensee shall be responsible for defending any such claim, suit or proceeding, at its sole cost and expense using counsel of Licensee’s choice, in relation to technology licensed under any Exclusive Licensed Technology, and MedImmune shall be responsible for defending any such claim, suit or proceeding at proceeding at its sole cost and expense, using counsel of MedImmune’s choice in relation to technology licensed under any Non-Exclusive Licensed Technology.  MedImmune shall, and shall cause its Affiliates to, assist and cooperate with Licensee, as Licensee may reasonably request from time to time, in connection with its activities set out in this Section 6.4, including where necessary, furnishing a power of attorney solely for such

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purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Licensee shall reimburse MedImmune for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  Licensee shall keep MedImmune reasonably informed of all material developments in connection with any such claim, suit or proceeding.  Licensee agrees to provide MedImmune with copies of all material pleadings filed in such action and to allow MedImmune reasonable opportunity to participate in the defense of the claims.  Any damages, or awards, including royalties incurred or awarded in connection with any Third Party Infringement Claim defended under this Section 6.4 shall be [***].

6.5.                            Invalidity or Unenforceability Defenses or Actions.   As between the Parties, (i) Prosecuting Party pursuant to 6.2.2 shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Exclusive Licensed Patents at its sole cost and expense, using counsel of Prosecuting Party’s choice and including when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 6.3.  For purposes of this Section 6.5, the Party prosecuting any Infringement pursuant to the foregoing sentence with respect to a Patent shall be the “Controlling Party.”  With respect to any such claim, suit or proceeding in the Territory, the non-Controlling Party may participate in such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that the Controlling Party shall retain control of the defense in such claim, suit or proceeding.  If the Controlling Party or its designee elects not to defend or control the defense of the applicable Patents in a suit brought in the Territory or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, then subject to any rights of Third Parties under any In-License Agreements (or other applicable Third Party agreements existing as of the Effective Date) the non-Controlling Party may conduct and control the defense of any such claim, suit or proceeding at its sole cost and expense.  The non-Controlling Party in such an action shall, and shall cause its Affiliates to, assist and cooperate with the Controlling Party, as such Controlling Party may reasonably request from time to time, in connection with its activities set out in this Section 6.5, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Controlling Party shall reimburse the non-Controlling Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  In connection with any activities with respect to a defense, claim or counterclaim relating to the Exclusive Licensed Patents, pursuant to this Section 6.5, the Controlling Party shall (x) consult with the non-Controlling Party as to the strategy for such activities, (y) consider in good faith any comments from the non-Controlling Party and (z) keep the non-Controlling Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

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6.6.                            Third Party Patent Rights. Exploitation of the Licensed Compound or Licensed Product in the Field and in the Territory by Licensee, any of its Affiliates or any of its or their Sublicensees infringes or is reasonably expected to infringe any Patent of a Third Party in any country in the Territory (such right, a “Third Party Patent Right”), then, as between the Parties, Licensee shall have the first right, but not the obligation, to negotiate and obtain a license from such Third Party to such Third Party Patent Right as necessary or desirable for Licensee or its Affiliates or its or their Sublicensees to Exploit the Licensed Compound and Licensed Products in the Field in such country; provided that (i) [***], and (ii) [***].  Licensee shall provide prior notice to MedImmune before entering into any such license and will consult with Medimmune with respect to such matter (subject to Section 7.6 hereof) and consider feedback provided by MedImmune in good faith.

6.7.                            Product Trademarks.

6.7.1.                  Notice.  Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, in each case, of which such Party becomes aware.

6.7.2.                  Prosecution of Product Trademarks.  Licensee shall be responsible for the registration, prosecution and maintenance of the Product Trademarks using counsel of its own choice.  All costs and expenses of registering, prosecuting and maintaining the Product Trademarks shall be borne solely by Licensee.

6.7.3.                  Enforcement of Product Trademarks.  Licensee shall have the right to take such action as Licensee deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory at its sole cost and expense and using counsel of its own choice.  Licensee shall retain any damages or other amounts collected in connection therewith.

6.7.4.                  Third Party Claims.  Licensee shall have the right to defend against any alleged, threatened or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory at its sole cost and expense and using counsel of its choice.  Any damages, or awards, including royalties incurred or awarded in connection with any such claim defended under this Section 6.7.4 shall be borne by Licensee.

6.7.5.                  Cooperation.  MedImmune shall, and shall cause its Affiliates to, assist and cooperate with Licensee, as Licensee may reasonably request from time to time, in

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connection with its activities set out in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Licensee shall reimburse MedImmune for its and its Affiliates’ reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

ARTICLE 7
CONFIDENTIALITY AND NON-DISCLOSURE

7.1.                            Confidentiality Obligations.  Each Party shall and shall cause its officers, directors, employees, advisors and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is solely for the purpose of exercising its rights and performing its obligations hereunder.  “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on or after the Effective Date, including information relating to the terms of this Agreement, information relating to the Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Development or Commercialization of the Licensed Compound or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party.  For purposes of clarity, on and after the Effective Date, all Confidential Information concerning the Licensed Compound and any Licensed Product transferred to Licensee under this Agreement, shall be considered Confidential Information of Licensee, including any such Confidential Information generated by MedImmune prior to the Effective Date.  Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 7.1 with respect to any Confidential Information shall not include any information that:

(i)                                     is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party (or its affiliates);

(ii)                                  can be demonstrated by documentation or other competent proof to have been in the receiving Party’s (or its Affiliates) possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

(iii)                               is subsequently received by the receiving Party (or its Affiliates)  from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

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(iv)                              has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party (or its Affiliates) in breach of this Agreement; or

(v)                                 can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party (or its Affiliates)  without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

7.2.                            Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

(i)                                     made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local Governmental Entity or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(ii)                                  made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law; or

(iii)                               made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a

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Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

7.3.                            Use of Name. The use of name or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees (or Sublicensees) (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party is not permitted.  The restrictions imposed by this Section 7.3 do not restrict (i) either Party from making any disclosure identifying the other Party to the extent required in connection with its exercise of its rights or obligations under this Agreement and (ii) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted

7.4.                            Public Announcements and Non-Disclosure of Agreement.

7.4.1.                  Restrictions.  The Parties agree that neither Party shall (i) disclose the existence or terms of this Agreement or the terms of any term sheet or agreement negotiated pursuant to Section 2.1, or (ii) issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, without prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed (or as such consent may be obtained in accordance with Section 7.4.2).  Notwithstanding the foregoing, either Party may disclose the existence and terms of this Agreement to its Affiliates, and to its (actual or potential) permitted licensees, sublicensees, acquirers or assignees and subcontractors (and their advisors) and to investment bankers, investors, lenders, accountants and legal advisors and to such Party’s directors, employees, contractors and agents, who have a need to know such Confidential Information.  Each Party shall advise any such permitted licensees, sublicensees, acquirers or assignees, subcontractors (and their advisors), investment bankers, investors, lenders, accountants and legal advisors and such Party’s directors, employees, contractors and agents who receive Confidential Information of the confidentiality obligations set forth in Article 7 for at least [***] years, and such Party shall take steps to ensure (through enforcement of written agreements or otherwise) that they comply with such obligations as if they had been a Party hereto; provided, however, that such Party shall remain responsible for any failure by any Person who receives such information from such Party pursuant to this Section 7.4 to treat such information as required under this Article 7.

7.4.2.                  Review.  In the event either Party (the “Issuing Party”) is required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant Party is subject to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party will provide the

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other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”). The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such Release (but in no event less than [***] Business Days, unless earlier disclosure is required) and if the Receiving Party fails to provide any comments during the response period called for by the Issuing Party, the Reviewing Party will be deemed to have consented to the issuance of such Release. If the Receiving Party provides any comments, the Parties will consult on such Release and work in good faith to prepare a mutually acceptable Release. Either Party may subsequently publicly disclose any information previously contained in any Release so consented to. For the avoidance of doubt, Licensee, in its sole discretion, may disclose the results or status of research, development or any clinical trial conducted by Licensee or any health or safety matter related to any Licensed Compound or Licensed Products.

7.5.                            Return of Confidential Information.  Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information of the requesting Party to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (i) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (ii) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party.  Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (x) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes.  All Confidential Information shall continue to be subject to the terms of this Agreement until [***].

7.6.                            Privileged Communications.  The Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 7, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between MedImmune and Licensee, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties prosecuting and maintaining the validity of the Licensed Patents.  In the event of any

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litigation (or potential litigation) with a Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement.  In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party.  Notwithstanding anything contained in this Section 7.6, nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Section 7.6.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1.                            Mutual Representations and Warranties.  MedImmune and Licensee each represents and warrants to the other, as of the Effective Date, and covenants, that:

8.1.1.                  It is a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

8.1.2.                  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate:  (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

8.1.3.                  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

8.1.4.                  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

8.1.5.                  Neither Party nor any its or their Affiliates’ employees nor, to such Party’s Knowledge, any employees of their respective licensees, contractors, agents and

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consultants who have been involved, on its behalf, in the Exploitation of the Licensed Product:

(i)                                     is debarred under Section 306(a) or 306(b) of the FFDCA or by the analogous Applicable Laws of any Regulatory Authority;

(ii)                                  has been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous Applicable Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority; or

(iii)                               is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.

8.2.                            Additional Representations and Warranties of MedImmune.  MedImmune further represents and warrants to Licensee, as of the Effective Date, that:

8.2.1.                  Title to Assets.  MedImmune or its Affiliates have good and valid title to all of the Purchased Assets in their entirety free and clear of all encumbrances and liabilities.  Schedule 3.1 is a complete list of all Purchased Assets, including the Inventory, as it exists as of the Effective Date.

8.2.2.                  Litigation and Claims.  There is no action, suit, claim, proceeding or investigation pending that has been served on MedImmune, and to the Knowledge of MedImmune, there is no other action, suit, claim, proceeding or investigation pending or threatened against MedImmune before or by any federal, state, municipal or other governmental court, agency or instrumentality, which would prevent MedImmune’s performance of this Agreement and the transactions contemplated hereby.

8.2.3.                  Intellectual Property Rights.

(i)                                     MedImmune has sufficient legal and/or beneficial ownership and/or rights in the Licensed Technology necessary to grant the licenses and sublicenses set forth in accordance with the terms of this Agreement.

(ii)                                  None of the Licensed Technology constitute Third Party Intellectual Property.

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(iii)                               Schedule 1.39 lists and separately identifies each and every Exclusive Licensed Patent.  The list of Exclusive Licensed Patents included on Schedule 1.39 is a complete list of all Patents Controlled by MedImmune or its Affiliates prior to the Effective Date that [***] relate to the Licensed Compound or Licensed Products, or the Exploitation thereof, as the  Licensed Compound or Licensed Products exist as of the Effective Date.

(iv)                              MedImmune has diligently prosecuted the Exclusive Licensed Patents, taken all necessary actions and paid all necessary fees to maintain the Licensed Patents in full force and effect, including, to MedImmune’s Knowledge, complying with the duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Exclusive Licensed Patents and have made no misrepresentation in the Exclusive Licensed Patents. To MedImmune’s Knowledge, the Exclusive Licensed Patents are valid, subsisting and enforceable.

(v)                                 Schedule 8.2.3(v) accurately identifies and describes each action, filing and payment that MedImmune is aware of as of the Effective Date that must be taken or made on or before the date that is [***] months after the date of this Agreement to maintain such item of Exclusive Licensed Patents in full force and effect.

(vi)                              To MedImmune’s Knowledge, MedImmune has had and currently has all rights in Exclusive Licensed Patents necessary to carry out MedImmune’s former activities and current activities with respect to the Licensed Compound and Licensed Product (including, without limitation, the design, development, use and provision thereof) and there is no other Intellectual Property necessary to carry out MedImmune’s business as currently conducted.

(vii)                           Title to all Exclusive Licensed Patents owned or purported to be owned by MedImmune, whether beneficially or otherwise, is held by and in the name of MedImmune.  The transactions contemplated under this Agreement will not alter, impair or otherwise affect any rights of MedImmune in any Exclusive Licensed Patents.

(viii)                        No actual claims or, to MedImmune’s Knowledge, threatened claims challenging the validity, enforceability, effectiveness or ownership by MedImmune of any of the Exclusive Licensed Patents, exist, nor to MedImmune’s Knowledge is there any valid basis for such a claim.

(ix)                              There are no legal proceedings, including without limitation litigation, interference, re-examination, reissue, opposition, nullity, or cancellation proceedings, pending  with respect to any of the Exclusive Licensed Patents.

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(x)                                 Except as set forth on Schedule 8.2.3(x), to MedImmune’s Knowledge, there is no unauthorized use, infringement or misappropriation by any third party or current or former employee of MedImmune of any Exclusive Licensed Patents.

(xi)                              MedImmune has taken commercially reasonable measures to protect its ownership of, and rights in, all Licensed Technology.

(xii)                           MedImmune has not granted any licenses or covenants not to sue under the Exclusive Licensed Patents.

(xiii)                        MedImmune has paid all licensing fees, royalties, profit participations and other payments that were due or payable by MedImmune or any of its Affiliates in connection with its use or practice of the Exclusive Licensed Patents prior to the Effective Date.

(xiv)                       The In-License Agreements are a complete list of all agreements to which MedImmune is a party granting or assigning any right (whether contingent or otherwise) to own, use or practice any rights under any Licensed Technology.

(xv)                          All of the In-License Agreements are in force and effect in all material respects as of the date hereof and are binding and enforceable against MedImmune and, to MedImmune’s Knowledge, any other party to each such In-License Agreements

(xvi)                       Except as set forth on Schedule 8.2.3(xvi), (a) neither MedImmune nor, to MedImmune’s Knowledge, any other party thereto is in, or has received notice of, material breach or material default of any In-License Agreement, and (b) no event has occurred that with notice or lapse of time would constitute a material breach or material default under any In-License Agreement by MedImmune or, to MedImmune’s Knowledge, any other party to any In-License Agreement or would permit the modification or premature termination of any In-License Agreement by any other party thereto.

(xvii)                    MedImmune has delivered to Licensee, or made available to Licensee or its advisors, copies of each In-License Agreement and included all amendments or modifications thereto.

(xviii)                 As of the date hereof, MedImmune has not received any written notice from any third party asserting a claim, or threatening to make a claim, which would adversely affect the rights of Licensee as a sublicensee under any In-License Agreement.

8.3.                            Additional Representations and Warranties of Licensee.  As of the Effective Date, Licensee:  (i) has conducted its own investigation and analysis of (a) the Patent and other proprietary rights of Third Parties as such rights relate to the Exploitation of

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the Licensed Compound as contemplated hereunder and (b) the potential infringement thereof; (ii) understands the complexity and uncertainties associated with possible claims of Infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products; and (iii) acknowledges and agrees that it is solely responsible for the risks of such claims after the Effective Date.

8.4.                            DISCLAIMER OF WARRANTIES.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 8, BOTH PARTIES DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

8.5.                            ADDITIONAL WAIVER.  LICENSEE AGREES THAT:  (i) THE LICENSED PATENTS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND LICENSEE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST MEDIMMUNE FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE LICENSED PATENTS; (ii) LICENSEE AGREES THAT MEDIMMUNE WILL HAVE NO LIABILITY TO LICENSEE FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENCE OR OTHER HANDLING OF THE LICENSED PATENTS; AND (iii) LICENSEE IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS HAVE APPLICABILITY OR UTILITY IN LICENSEE’S CONTEMPLATED EXPLOITATION OF THE LICENSED PRODUCTS AND LICENSEE ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

8.6.                            Anti-Bribery and Anti-Corruption Compliance.

8.6.1.                  Licensee agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (together with Licensee, the “Licensee Representatives”) that in connection with the performance of its obligations hereunder:

(i)                                     The Licensee Representatives shall not directly or indirectly pay, offer or promise to pay or authorize the payment of any money or give, offer or promise

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to give or authorize the giving of anything else of value, to:  (a) any Government Official in order to influence official action; (b) any Person (whether or not a Government Official) (I) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (II) to reward such Person for acting improperly or (III) where such Person would be acting improperly by receiving the money or other thing of value; (c) any Person (whether or not a Government Official) while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (d) any Person (whether or not a Government Official) to reward that Person for acting improperly or to induce that Person to act improperly.

(ii)                                  The Licensee Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

8.6.2.                  The Licensee Representatives shall comply with the Anti-Corruption Laws and shall not take any action that will, or would reasonably be expected to, cause MedImmune or its Affiliates to be in violation of any such laws.

8.6.3.                  Licensee shall promptly provide MedImmune with written notice of the following events:  (i) upon becoming aware of any breach or violation by Licensee or other Licensee Representative of any representation, warranty or undertaking set out in Sections 8.6.1 through 8.6.2 above; or (ii) upon receiving a formal notification that it is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of the Licensee Representatives connected with this Agreement that any of them is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation.

8.6.4.                                                       If MedImmune becomes aware that Licensee (or any other Licensee Representative) is in actual and definite breach or violation of any representation, warranty or undertaking in Sections 8.6.1 through 8.6.2 or of the Anti-Corruption Laws, MedImmune shall have the right, in addition to any other rights or remedies under this Agreement or to which MedImmune may be entitled in law or equity, to (i) take such steps, including by requiring Licensee to agree to such additional measures, representations, warranties, undertakings and other provisions, in each case, as MedImmune believes in good faith are reasonably necessary in order to avoid a potential violation or continuing violation by MedImmune or any of its Affiliates of the Anti-Corruption Laws (“Provisions”) and (ii) terminate this Agreement terminate this Agreement for material breach in accordance with 10.2.2. in the event that:

(i)                                     Licensee refuses to agree to all of the Provisions required by MedImmune pursuant to this clause; provided that MedImmune has (I) provided

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Licensee an explanation in reasonable detail as to why MedImmune considers such provisions necessary, (II) given Licensee a reasonable opportunity to review and comment on the proposed Provisions and to provide its view as to the necessity or usefulness of these to address the event concerned, and (III) considered such comments in good faith; or

(ii)                                  MedImmune reasonably concludes that there is no Provision available that would enable MedImmune or its Affiliates to avoid a potential violation or continuing violation of applicable Anti-Corruption Laws.

8.6.5.                  Any termination of this Agreement pursuant to Section 8.6 shall be treated as a termination by MedImmune for Licensee’s breach and the consequences of termination set out in Section 10.2.2 shall apply

8.6.6.                  Licensee shall be responsible for any breach of any representation, warranty or undertaking in this Section 8.6 or of the Anti-Corruption Laws by any Licensee Representative.

8.6.7.                  MedImmune may disclose the terms of this Agreement or any action taken under this Section 8.6 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of Licensee or a Licensee Representative and the payment terms, to any governmental authority if MedImmune determines, upon advice of counsel, that such disclosure is necessary.

ARTICLE 9
INDEMNITY

9.1.                            Indemnification by Licensee.  Licensee shall indemnity MedImmune, its Affiliates, its or their (sub)licensees and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses), (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of:  (i) the breach by Licensee of this Agreement; (ii) the gross negligence or willful misconduct on the part of Licensee or its Affiliates or its or their Sublicensees or its or their distributors or contractors or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or (iii) the Exploitation by Licensee or any of its Affiliates or its or their Sublicensees or its or their distributors or contractors of any Licensed Product or the Licensed Compound in or for the Territory, except, in each case ((i), (ii) and (iii)), for those Losses for which MedImmune has an obligation to indemnify Licensee pursuant to Section 9.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability. hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

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In calculating Losses, the legal duty to mitigate on the part of the Party suffering such Loss is taken into account.

9.2.                            Indemnification by MedImmune.  MedImmune shall indemnify Licensee, its Affiliates and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of:  (i) the breach by MedImmune of this Agreement (ii) the gross negligence or willful misconduct on the part of MedImmune or its Affiliates or its or their respective directors, officers, employees or agents in performing its obligations under this Agreement; (iii) the Exploitation of the Licensed Compound by or on behalf of MedImmune or its Affiliates prior to the Effective Date; and (iv) the Exploitation of any Licensed Compound or Licensed Product by or on behalf of MedImmune or its Affiliates following termination of this Agreement and/or any rights granted pursuant to Section 10.4.2; except, in each case ((i) — (iv)), for those Losses for which Licensee has an obligation to indemnify MedImmune pursuant to Section 9.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

9.3.                            Indemnification Procedures.

9.3.1.                  Notice of Claim.  All indemnification claims in respect of a Party, its Affiliates or its or their (sub)licensees or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article 9, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

9.3.2.                  Control of Defense.  The indemnifying Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any

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legal counsel selected by the indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.3.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all reasonable and verifiable costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in accordance with this Section 9 in its defense of the Third Party Claim.

9.3.3.                  Right to Participate in Defense.  Any Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (i) the employment thereof has been specifically authorized in writing by the indemnifying Party in writing (in which case, the defense shall be controlled as provided in Section 9.3.2), (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.3.2 (in which case the Indemnified Party shall control the defense) or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense).

9.3.4.                  Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable indemnitee(s) becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, [***].  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3.2, [***].  If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that [***].

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9.3.5.                  Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its, its Affiliates’ and its and their (sub)licensees’ or their respective directors’, officers’, employees’ and agents’, as applicable, reasonable and verifiable out-of-pocket expenses in connection therewith.

9.3.6.                  Expenses.  Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party and its Affiliates and its and their (sub)licensees and their respective directors, officers, employees and agents, as applicable, in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.4.                            Special, Indirect and Other Losses. EXCEPT (i) IN THE EVENT THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 7, (ii) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY. SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

9.5.                            Insurance.  Licensee shall have and maintain such types and amounts of insurance covering its Exploitation of the Licensed Products as is (i) [***] and (ii) otherwise required by Applicable Law.

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ARTICLE 10
TERM AND TERMINATION

10.1.                     Term and Expiration. This Agreement commences on the Effective Date and, unless earlier terminated in accordance with this Article 10, continues in force and effect until the date of expiration of the Royalty Term in the last country for the last Indication in the Territory, (such period, the “Term”).  Following the expiration of the Royalty Term for a Licensed Product in a country, the grants in Section 2.1 shall become fully-paid, royalty-free, and irrevocable for such Licensed Product in such country.  Upon the expiration of the Term, the grants in Section 2.1 shall become non-exclusive, fully-paid royalty-free, and irrevocable.

10.2.                     Termination.

10.2.1.           By Licensee for Convenience.  Licensee may terminate this Agreement in its entirety for convenience upon providing ninety (90) days prior written notice to MedImmune.

10.2.2.           For Material Breach.  In the event that either Party (the “Breaching Party”) is in material breach in the performance of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety, by providing ninety (90) days (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that (i) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions)and (ii) with respect to an uncured material breach consisting of Licensee’s diligence obligations under Section 4.1.1 or Section 4.3.1, as applicable,.  For the purposes of termination “material breach” means a breach of obligations under this Agreement where such breach has a significant adverse effect on the other Party’s rights and obligations under this Agreement, including but not limited to, uncured non-payment of milestones and royalties and acts or omissions that result the inability of a Party to continue with the Development Plan and/or the Commercialization Pan for the Licensed Product.  If there is a bona fide dispute between the Parties as to whether any such material breach has occurred and/or as to the nature of a breach being a material breach, the Parties will resolve such dispute in good faith in accordance with Section 11.5 (Dispute Resolution).  During such dispute resolution procedure to determine whether a material breach has occurred, neither Party may terminate the Agreement.

10.2.3.           Termination by MedImmune for Patent Challenge.  In the event that Licensee or any of its Affiliates or Sublicensees, anywhere in the Territory, institutes,

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prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by Licensee’s activities absent the rights and licenses granted hereunder, MedImmune shall have the right to immediately terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Licensee; provided, however, that MedImmune will not have the right to terminate this Agreement under this Section 10.2.3 for any such challenge by any Sublicensee if (i) Licensee terminates the Sublicense within [***]days of MedImmune’s notice to Licensee, or (ii) such challenge is dismissed within [***] days of MedImmune’s notice to Licensee under this Section 10.2.3 and not thereafter continued.

10.2.4.           Termination for Insolvency.  In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] days after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] days of the filing thereof or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

10.3.                     Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Licensee or MedImmune are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if

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not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

10.4.                     Consequences of Termination.

10.4.1.           Termination of the Agreement.  In the event of a termination of this Agreement in its entirety:

(i)                                     By Licensee for Convenience.  Sections 10.4.2 (i) through (viii) will apply.

(ii)                                  By Licensee for Material Breach by MedImmune or MedImmune’s insolvency under 10.2.4.  In the event of a Material breach of this Agreement by MedImmune, or MedImmune becomes insolvent, Licensee shall have the option to (a) terminate the Agreement and return the Licensed Technology and Licensed Products to MedImmune in accordance with Sections 10.4.2 (i) through (vii); or (b) retain Licensed Technology and Licensed Product and continue to Exploit the Licensed Products, whereby all payment obligations from Licensee to MedImmune shall be reduced by [***].  Such reduction in milestones and royalties will be Licensee’s sole remedy.  [***].

(iii)                               By MedImmune for Material Breach by Licensee or Licensee’s insolvency.  Sections 10.4.2 (i) through (viii) will apply.

10.4.2.           Applicable Termination Provisions.  The following shall apply to the termination events as described above:

(i)                                     all rights and licenses granted by MedImmune hereunder shall immediately terminate;

(ii)                                  Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination assign to MedImmune all of its right, title and interest in and to (a) each Product Trademark and (b) all Regulatory Documentation (including any Regulatory Approvals) applicable to any Licensed Compound or Licensed Products or any Improvement thereto then owned or Controlled by Licensee or any of its Affiliates; provided that if any such Regulatory Documentation or Regulatory Approval is not immediately transferable in a country, Licensee shall provide MedImmune with all benefit of such Regulatory Documentation or Regulatory Approval, as applicable, and such assistance and cooperation as necessary or reasonably requested by MedImmune to timely transfer such Regulatory Documentation or Regulatory Approval, as applicable, to MedImmune or its designee [***];

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(iii)                               all Confidential Information of Licensee directly and solely relating to the Licensed Compound or any Licensed Product shall become Confidential Information of MedImmune;

(iv)                              Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant MedImmune an exclusive, license and right of reference, with the right to grant multiple tiers of sublicenses and further rights of reference, in and to the Licensee Intellectual Property. that are not assigned to MedImmune pursuant to clause (ii) above, to Exploit in the Territory any Licensed Compound or Licensed Product;

(v)                                 unless expressly prohibited by any Regulatory Authority, at MedImmune’s written request, Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, (a) transfer control to MedImmune [***] clinical studies involving Licensed Products or any Improvements thereto being conducted by or on behalf of Licensee, an Affiliate or a Sublicensee as of the effective date of termination and (b) continue to conduct such clinical studies, [***], for up to [***] months to enable such transfer to be completed without interruption of any such clinical study; provided that (x) MedImmune shall not have any obligation to continue any clinical study unless required by Applicable Law and (y) with respect to each clinical study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Licensee shall continue to conduct such clinical study [***];

(vi)                              at MedImmune’s written request, Licensee shall, and cause its Affiliates and its and their Sublicensees to, assign to MedImmune all Licensed Product Agreements, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement expressly prohibits such assignment, in which case Licensee (or such Affiliate or Sublicensee, as applicable) shall cooperate with MedImmune in all reasonable respects to secure the consent of the applicable Third Party to such assignment and if any such consent cannot be obtained with respect to a Licensed Product Agreement, Licensee shall, and cause its Affiliates and its and their Sublicensees to, obtain for MedImmune substantially all of the practical benefit and burden under such Licensed Product Agreement, including by (a) entering into appropriate and reasonable alternative arrangements on terms agreeable to MedImmune and (b) subject to the consent and control of MedImmune, enforcing, at MedImmune’s cost and expense and for the account of MedImmune, any and all rights of Licensee (or such Affiliate or Sublicensee, as applicable) against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

(vii)                           at MedImmune’ written request, Licensee shall supply to MedImmune such quantities of the Licensed Compound and Licensed Products as MedImmune indicates in written forecasts and orders [***] pursuant to a supply agreement

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to be negotiated in good faith between the Parties to Manufacture such Licensed Compound and Licensed Products until [***] (a) [***], (b) [***] (c) [***]; provided that MedImmune promptly commence, and take steps to completed a process to establish such alternative source as soon as reasonably possible; and

(viii)                        In the event the Agreement is terminated by Licensee for convenience or by Medimmune for Licensee’s Material Breach, or by MedImmune under Section 10.2.3, Licensee will grant to MedImmune a non-exclusive, royalty free, subslicensable right and license to the Licensee Intellectual Property necessary for and actually used in connection with the Licensed Product to enable MedImmune to further Exploit the Licensed Product.  Should MedImmune desire an exclusive license to the Licensee Intellectual Property in order to Exploit the Licensed Product, the Parties will negotiate in good faith the terms of a royalty-bearing exclusive license to use such Licensee Intellectual Property.  In addition, should such termination take place after the Licensee has received Regulatory Approval of the Product in any Indication, the Parties shall negotiate in good faith a royalty on Net Sales of Licensed Product to Licensee [***].  If the Parties are unable to reach agreement on such terms, then either Party may elect to have such matter resolved subject to the dispute resolution provisions set forth in Section 11.5.

(ix)                              In the event Licensee terminates this Agreement for Material Breach by MedImmune, and does not wish to take its option in Section 10.4.1(ii) to continue Exploiting the Licensed Product, and if MedImmune wishes to Exploit the Licensed Product, Licensee will grant to MedImmune a royalty-bearing, non-exclusive or exclusive license as the case may be to the Licensee Intellectual Property and the Parties will [***] in good faith [***].  In addition, should such termination take place after the Licensee has received Regulatory Approval of the Product in an Indication, the Parties shall [***] to Licensee [***].  If the Parties are unable to reach agreement on such terms, then either Party may elect to have such matter resolved subject to the dispute resolution provisions set forth in Section 11.5.

10.5.                     Accrued Rights; Surviving Obligations.  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, Articles 1, 7, 9, 10 and Sections 11.2, and 11.5 through 11.11 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 11
MISCELLANEOUS

11.1.                     Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay

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in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

11.2.                     Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

11.3.                     Assignment.

11.3.1.           Neither Party may assign its rights whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that the Party’s shall have the right, without such consent, (i) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or its or their (sub)licensees, and (ii) assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or its or their (sub)licensees, or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or

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substantially all of the business to which this Agreement relates; provided that MedImmune shall provide written notice to Licensee within [***] days after such assignment.  Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement.  All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement.  Any attempted assignment or delegation in violation of this Section 11.3.1 shall be void and of no effect.  Notwithstanding the foregoing, in the event a Party assigns its rights and obligations under this Agreement or otherwise makes Payments from a jurisdiction in which such Party is organized (each an “Assignment”), and [***].

11.3.2.           The rights to Information, materials and Intellectual Property: (i) controlled by a Third Party permitted assignee of a Party that immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party); or (ii) controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party that were controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), in each case ((i) and (ii)), [***].

11.4.                     Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect. unenforceable in any respect.

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11.5.                     Dispute Resolution.

11.5.1.           If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (collectively, (i) and (ii), a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] Business Days.  Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties.

11.5.2.            If such Executive Officers are unable to resolve any such Dispute within such [***] Business Day period, either Party shall be free to institute binding arbitration in accordance with this Section 11.5.2 upon written notice to the other Party (an “Arbitration Notice”) and seek such remedies as may be available.  Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the “Arbitrators”).  The arbitration shall be administered by the American Arbitration Association in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection) (“AAA Rules”), except that any such arbitration must be conducted in accordance with the remainder of this Section 11.5.  Each of Licensee and MedImmune shall promptly select one (1) Arbitrator, which selections shall in no event be made later than [***] days after the notice of initiation of arbitration.  The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Licensee and the Arbitrator chosen by MedImmune, but in no event later than [***] days after the date that the last of such Arbitrators was appointed. The third appointed arbitrator shall serve as the chairman arbitrator and the chairman shall be a lawyer admitted to practice in New York, USA for at least fifteen (15) years, and who is experienced with disputes in Licensing transactions. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute.  The place of arbitration shall be New York, USA at a suitable venue to be agreed by the parties and arbitrators within [***] Business Days of the appointment of the chairman arbitrator.  The proceedings shall be conducted in the English language.  The Parties shall use reasonable efforts to expedite the arbitration if requested by either Party.  The Arbitrators shall, within [***] days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in England and Wales or any other court of competent jurisdiction.  The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

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11.5.3.             Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 11.5, and shall pay an equal share of the fees and costs of the Expert or Arbitrators, as applicable, and all other general fees related to any arbitration described in Section 11.5.2; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), or the fees and costs of the Arbitrators.  Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in Section 11.5.2 is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of such pending arbitration proceeding.  Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.  All arbitration proceedings and decisions of the Expert or Arbitrator, as applicable, under this 11.5.3  shall be deemed Confidential Information of both Parties under Article 7.

11.6.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of [***] excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.7.                     Notices.

11.7.1.           Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.7.1.  Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 11.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

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11.7.2.           Address for Notice.

If to Licensee:

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Attention: Chief Legal Officer

With copies to:

Kiniksa Pharmaceuticals Corp.

15 Walnut Street

Wellesley, MA  02481

Attention: Legal Department

If to MedImmune, to:

Alliance Management

MedImmune

Milstein Building, Granta Park

Cambridge, CB21 6GH, UK

With copies to:

Deputy General Counsel, Corporate

MedImmune

Milstein Building, Granta Park

Cambridge, CB21 6GH, UK

11.8.                     Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set out in this Agreement.  No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

11.9.                     English Language.  This Agreement shall be written and executed in and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof

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and in the event of any conflict in interpretation between the English version and such translation, the English version shall control. in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

11.10.              Equitable Relief.  In the event of a breach or threatened breach of any provision of Article 7, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 11.10 should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

11.11.              Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived in writing at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set out in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set out herein.

11.12.              No Benefit to Third Parties.  Except for any rights and immunities granted in this Agreement to any Affiliates, the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.  Except as expressly provided in Article 10, no Person who is not a party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any provision of this Agreement which expressly or by implication confers a benefit on that Person without the express prior agreement in writing of the Parties, which agreement must refer to this Section 11.12.

11.13.              Further Assurance.  Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

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11.14.              Relationship of the Parties.  MedImmune, on the one hand and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither MedImmune, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action, that will be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

11.15.              Non-Solicitation of Employees.  Commencing on the Effective Date and for a period of [***] thereafter, neither Party shall, directly or indirectly, actively recruit or solicit any then-current employee of the other Party with whom such Party has come into contact or interacted for the purposes of performing this Agreement, without the prior consent of the other Party.  For purposes of this Section, “solicit” shall be deemed not to include: (i) circumstances where an employee of one Party or any of its Affiliates initially contacts the other Party or any of such Party’s Affiliates seeking employment; or (ii) general solicitations of employment not specifically targeted at such employees.

11.16.              References.  Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

11.17.              Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.

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The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

11.18.              Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

MEDIMMUNE, LIMITED		KINIKSA PHARMACEUTICALS, LTD.

By:	[***]	By:	/s/ Thomas Beetham

Name:	[***]	Name:	Thomas Beetham

Title:	[***]	Title:	Executive Vice President

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SCHEDULES

Schedule 1.39	Exclusive Licensed Patents

Schedule 1.56	In-License Agreements

Schedule 1.74	Non-Exclusive Licensed Patents

Schedule 1.104	Transition Activities

Schedule 3.1	Purchased Assets

Schedule 8.2.3	Actions for Exclusive Licensed Patents as at the Effective Date

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Schedule 1.39

[***]

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Schedule 1.56

[***]

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Schedule 1.74

[***]

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Schedule 1.104

Transition Activities

[***]

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Schedule 3.1 Inventory

[***]

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Schedule 8.2.3

[***]

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